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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation of our report dated March 18, 2003 with respect to the consolidated balance sheets of Consolidated Water Co. Ltd. as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002, annual report on Form 10-K of Consolidated Water Co. Ltd.

/s/ KPMG Chartered Accountants

Cayman Islands
March 31, 2003